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                               EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS




We consent to the use in this Amendment No. 1 of the Registration Statement of Dakota Telecommunications Group, Inc. on Form SB-2 of our report dated January 18, 1997, on the consolidated financial statements of Dakota Cooperative Telecommunications, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the years then ended. We also consent to the references to us in the Prospectus contained in this Registration Statement.




                              /s/ Olsen Thielen & Co., Ltd.

                              Olsen Thielen & Co., Ltd.


St. Paul, Minnesota
February 3, 1998